                                                                      EXHIBIT 23



                        [LETTERHEAD OF STEGMAN & COMPANY]



              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNT FIRM

         We hereby consent to the incorporation of our report dated March 21, 2005, relating to the consolidated financial statements of Tri-County Financial Corporation, by reference in Registration Statements Nos. 33-97174, 333-79237 and 333-70800, each of Form S-8, and in the Annual Report on Form 10-K of Tri-County Financial Corporation, for the year ended December 31, 2004.


                                                           /s/ Stegman & Company

Baltimore, Maryland
March 28, 2005